UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2009

SOAPSTONE NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

One Federal Street, Billerica, MA 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 715-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 2, 2009, Soapstone Networks Inc. (the “Company”) terminated the employment of William J. Stuart and Michael J. Cayer. Mr. Stuart remains a non-employee director and president of the Company and Mr. Cayer remains a non-employee director and corporate secretary of the Company. The Company remains bound by the terms of its existing severance agreements with Messrs. Stuart and Cayer, and shall make payments in accordance with, (i) that certain Severance Pay Agreement, dated as of August 28, 2006 and as amended December 29, 2008, by and between the Company and Mr. Stuart and (ii) that certain Severance Pay Agreement, dated as of July 14, 2008 and as amended December 29, 2008, by and between the Company and Mr. Cayer. Copies of these agreements have previously been filed with the SEC.

(e) The Company has entered into Letter Agreements with Messrs. Stuart and Cayer which describe that each will receive payments of $5,000 per month in their roles of non-employee directors and officers of the Company. Copies of these Letter Agreements are filed herewith as Exhibit 10.1 and 10.2.

Item 8.01	Other Events

In connection with the Company’s Plan of Liquidation and Dissolution, the Company has completed the sale of substantially all of its assets for aggregate cash consideration of approximately $2.2 million. The Company does not expect to receive any additional material consideration for the few remaining assets left in its possession.

Cautionary Statement About Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” about Soapstone Networks’ future expectations, asset sales, expenses and plans that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this Current Report on Form 8-K, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Further information on potential risk factors that could affect Soapstone, its liquidation and its cash holdings are set forth in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any duty to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement between Soapstone Networks Inc. and William J. Stuart dated October 2, 2009.

10.2	Letter Agreement between Soapstone Networks Inc. and Michael J. Cayer dated October 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOAPSTONE NETWORKS INC.

Date: October 2, 2009

	By:	/S/ WILLIAM J. STUART
William J. Stuart
President